Exhibit 4.5

EXHIBIT J – FINAL FORM

REGISTRATION RIGHTS

The Buyer Common Stock issued to the Management Sellers as Stock Consideration (or the Buyer Common Stock that is convertible from the shares of capital stock issued to the Management Sellers as Stock Consideration, as the case may be) shall be deemed “Registrable Securities” subject to the provisions of this Exhibit J. All capitalized terms used but not defined in this Exhibit J shall have the meanings ascribed to such terms in the Share Purchase Agreement to which this Exhibit J is attached.

1.1.                        Registration. Buyer shall use commercially reasonable efforts to cause the Registrable Securities to be registered pursuant to the Securities Act of 1933, as amended (the “Act”), within 30 days following the Closing Date, subject to Section 1.2. In connection therewith, Buyer shall prepare and file a registration statement under the Act covering all Registrable Securities (any such form, a “Registration Statement”) which shall, if the Company is then qualified to do so, be on Form S-3, and shall use its commercially reasonable efforts to cause such Registration Statement to be declared effective as promptly as possible thereafter. Buyer shall take such steps as are required to register such Registrable Securities for sale on a delayed or continuous basis under Rule 415 under the Act or any successor rule thereto pursuant to a Registration Statement on Form S-3 or the then appropriate form for such an offering.

1.2.                        Withdrawal; Postponement. Any holder of Registrable Securities may elect to withdraw such holder’s Registrable Securities from a Registration Statement by giving written notice to Buyer of such request to withdraw prior to the effectiveness of the Registration Statement. Notwithstanding Section 1.1, Buyer shall be entitled to postpone for up to 60 days the filing of any Registration Statement, if, at the time Buyer would otherwise be obligated to file such registration statement, the board of directors of Buyer determines, in its sole discretion, that such registration and offering would (i) require premature disclosure of material information that Buyer has a bona fide business purpose for preserving as confidential, (ii) render Buyer unable to comply with requirements under the Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or (iii) materially interfere with any significant financing, acquisition, disposition, corporate reorganization, Buyer-initiated registration or other transaction involving the Buyer or any of its Affiliates.

1.3.                        Buyer shall notify the holders of Registrable Securities at any time when a prospectus relating to such holder’s Registrable Securities is required to be delivered under the Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. At the request of such holder, Buyer shall also prepare, file and furnish to such holder a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of the Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. The holders of Registrable Securities shall not offer or sell any Registrable Securities covered by the Registration Statement after receipt of such notification until the receipt of such supplement or amendment.

1.4.                        Buyer may request a holder of Registrable Securities to furnish Buyer such information with respect to such holder and such holder’s proposed distribution of the Registrable Securities pursuant to the Registration Statement as Buyer may from time to time reasonably request in writing or as may be required by Law or by the SEC in connection therewith, and such holders shall furnish Buyer with such information.

1.5.                        All fees and expenses incident to the performance of or compliance with this Exhibit by Buyer shall be borne by Buyer whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for Buyer. In addition, Buyer shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Exhibit (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall Buyer be responsible for any underwriting discounts, selling commissions or stock transfer taxes of any holder of Registrable Securities or for any fees of counsel to any holder.

1.6.                        In the case of registration effected by Buyer pursuant to this Exhibit, to the extent permitted by Law, Buyer (in such capacity, an “indemnifying party”) shall indemnify and hold harmless each holder of Registrable Securities, its officers and directors, stockholders, legal counsel, accountants, and each underwriter within the meaning of Section 15 of the Act for such holder, against any and all losses, claims, damages, costs, expenses, liabilities or actions to which they or any of them may become subject under the Act or any Law, including any amount paid in settlement of any litigation, commenced or threatened, if such settlement is effected with the written consent of Buyer, and to reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating any claims and defending any actions, insofar as any such losses, claims, damages, liabilities or actions are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement relating to the sale of such securities, or any post-effective amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, final prospectus or any free-writing prospectus (as amended or supplemented if Buyer shall have filed with the SEC any amendment thereof or supplement thereto), or the omission or alleged omission to state therein (if so used) a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the indemnification agreement contained in this paragraph shall not (x) apply to such losses, claims, damages, costs, expenses, liabilities or actions based upon any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon and in conformity with information furnished to Buyer by such holder or underwriter for use in connection with preparation of the Registration Statement, any preliminary prospectus, final prospectus contained in the Registration Statement, any free-writing prospectus, or any amendment or supplement thereto, or (y) inure to the benefit of any underwriter or any Person controlling such underwriter, if such underwriter failed to send or give a copy of the final prospectus to the Person asserting the claim at or prior to the written confirmation of the sale of such securities to such Person and if the untrue statement or omission concerned had been corrected in such final prospectus.

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1.7.                        In the case of registration effected by Buyer pursuant to this Exhibit J, each holder of Registrable Securities shall, and each underwriter (collectively with each holder of Registrable Securities being referred to severally, in such capacity, as an “indemnifying party”) of the securities to be registered shall agree to, in the same manner and to the same extent as set forth in Section 1.6, indemnify and hold harmless Buyer, each Person (if any) who controls Buyer within the meaning of Section 15 of the Act, the directors of Buyer and those officers of Buyer who shall have signed any such Registration Statement, with respect to any untrue statement or alleged untrue statement in, or omission or alleged omission from, such Registration Statement or any post-effective amendment thereto or any preliminary prospectus or final prospectus or any free-writing prospectus (as amended or supplemented, if amended or supplemented) contained in such Registration Statement, if such statement or omission was made in reliance upon and in conformity with information furnished to Buyer by such indemnifying party for use in connection with the preparation of such Registration Statement or any preliminary prospectus or final prospectus contained in such Registration Statement, any free-writing prospectus, or any such amendment or supplement thereto; provided, that the obligation to indemnify shall be several, not joint and several, for each holder and shall not exceed an amount equal to the net proceeds (after underwriting fees, commissions or discounts) actually received by such holder from the sale of Registrable Securities pursuant to such Registration Statement.

1.8.                        If the indemnification provided for in Section 1.6 or Section 1.7 from an indemnifying party is unavailable to an indemnified party hereunder in respect to any losses, claims, damages, costs, expenses, liabilities or actions referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, costs, expenses, liabilities or actions in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the statements or omissions which result in such losses, claims, damages, costs, expenses, liabilities or actions, as well as any other relevant equitable considerations; provided, that the maximum amount of liability in respect of such contribution shall be limited, in the case of each holder of Registrable Securities, to an amount equal to the net proceeds (after underwriting fees, commissions or discounts) actually received by such seller from the sale of Registrable Securities effected pursuant to such registration. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party and that party’s relative intent, knowledge, access to information supplied by such indemnifying party or indemnified party and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, costs, expenses, liabilities and actions referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action, suit, proceeding or claim.

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1.9.                        In addition to its other obligations hereunder, Buyer shall:

(a)   prepare and file with the SEC such amendments, post-effective amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective until all of such Registrable Securities have been disposed of or have become eligible for sale pursuant to Rule 144 without volume or manner-of-sale restrictions and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144(c)(1). The Company shall comply with the provisions of the Act with respect to the disposition of such Registrable Securities in accordance with the intended methods of disposition set forth in such Registration Statement;

(b)   notify each selling holder of Registrable Securities, promptly after the Company receives notice thereof, of the time when such Registration Statement has been declared effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed with the SEC;

(c)   furnish to each selling holder of Registrable Securities such number of copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus) and any supplement thereto (in each case including all exhibits and documents incorporated by reference therein), and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(d)   notify the holders of Registrable Securities promptly of any request by the SEC for the amending or supplementing of such Registration Statement or Prospectus or for additional information;

(e)   advise the holders of Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its commercially reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued;

(f)   cooperate with the holders of the Registrable Securities to facilitate the timely recording of book-entry positions representing the Registrable Securities to be sold pursuant to such Registration Statement or Rule 144 free of any restrictive legends and representing such number of shares of Common Stock and registered in such names as the holders of the Registrable Securities may reasonably request a reasonable period of time prior to sales of Registrable Securities pursuant to such Registration Statement or Rule 144; and

(g)   otherwise use its commercially reasonable efforts to take all other steps necessary to effect the registration of such Registrable Securities contemplated hereby.

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1.10.                    Rule 144 Compliance. With a view to making available to the holders of Registrable Securities the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a holder to sell securities of the Company to the public without registration, the Company shall:

(a)   make and keep public information available, as those terms are understood and defined in Rule 144, at all times;

(b)   use commercially reasonable efforts to file with the SEC all reports and other documents required of Buyer under the Act and the Exchange Act; and

(c)   furnish to any holder so long as the holder owns Registrable Securities, promptly upon request, a written statement by Buyer as to its compliance with the reporting requirements of Rule 144 and of the Act and the Exchange Act.

1.11.                    Suspension of Registration. Notwithstanding anything to the contrary set forth herein, each holder of Registrable Securities that intends to sell or distribute Registrable Securities registered under a Registration Statement pursuant hereto shall not sell or distribute such Registrable Securities if, prior to such sale or distribution, Buyer provides to such holder a certificate (a “Suspension Certificate”) signed by an executive officer of Buyer stating that, in the good faith judgment of Buyer, such sale or distribution would require disclosure of non-public material information not otherwise required to be disclosed under Law and Buyer has a bona fide business purpose for preserving the confidentiality of such information (the “Restriction”). Upon receipt of a Suspension Certificate, the use of such Registration Statement by such holder shall be suspended until the expiration of the Restriction (a “Suspension”) and such holder shall suspend all sales and distributions of Registrable Securities and suspend use of the applicable prospectus and any issuer free writing prospectuses in connection with all such sales and distributions. Buyer shall promptly notify such holder upon the termination of a Suspension.

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